SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 5, 1998


                              AMERICA ONLINE, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------


     Delaware                           0-19836                   54-1322110
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                        Identification No.)


                22000 AOL Way, Dulles, Virginia            20166
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (703) 448-8700


          This 8-K/A filing amends an 8-K filed on June 11, 1998. Item 7 is hereby amended to state as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired:

         Mirabilis Ltd. (an Israeli Development Stage Corporation) as of March 31, 1998 and the three months ended March 31, 1998 and 1997 (unaudited)

         Mirabilis Ltd. (an Israeli Development Stage Corporation) for the year ended December 31, 1997, for the period from July 29, 1996 (date of incorporation) to December 31,1996 and for the period from July 29, 1996 to December 31, 1997

         (b)      Pro Forma Financial Information:

         Pro Forma Combined Condensed Balance Sheet as of March 31, 1998 (unaudited)

         Pro Forma Combined Statement of Operations for the nine month period ended March 31, 1998 (unaudited)

         Pro Forma Combined Statement of Operations for the nine month period ended March 31, 1997 (unaudited)

         Pro Forma Combined Statement of Operations for the year ended June 30, 1997 (unaudited)

         Notes to Unaudited Consolidated Financial Statements

         (c)      Exhibits:

         The following exhibits are filed as part of this Current Report pursuant to Item 601 of Regulation S-K:

Exhibit
Number    Description

2 Agreement of Purchase and Sale dated as of June 5, 1998 by and among America Online, Inc., AOL Acquisition Corp., R.G.A.O. Holdings Ltd., and Mirabilis Ltd and the Principal Stockholders (Confidential treatment has been requested with respect to certain portions of the Agreement). (Incorporated herein by reference to Exhibit 2 to the Company's Form 8-K, Commission File No. 0-19836, filed June 11, 1998).

23        Consent of Kesselman & Kesselman

99.1 Press Release Dated June 8, 1998 Announcing America Online, Inc. Acquires Mirabilis Ltd and its ICQ Instant Communications and Chat Technology. (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-K, Commission File No. 0-19836, filed June 11, 1998).

99.2 Letter of Kesselman & Kesselman regarding accounting standards


                        Consolidated Financial Statements
                                 Mirabilis Ltd.
                   (an Israeli Development Stage Corporation) As of March 31, 1998 and for the three months ended March 31, 1998 and 1997 (Unaudited)

Consolidated Balance sheet                                              1
Consolidated Statements of Operations                                   2
Consolidated Statements of Cash Flows                                   3
Notes to Unaudited Consolidated Financial Statements                    4

                                 Mirabilis Ltd.
                   (an Israeli Development Stage Corporation)
                           Consolidated Balance Sheet
                              as of March 31, 1998
                                 (In thousands)
                                   (Unaudited)

ASSETS
Current assets:
     Cash and cash equivalents                                     $ 189
     Accounts receivable                                              32
          Total current assets                                       221

Property and equipment, net                                          668
          Total assets                                             $ 889

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable                                           71
     Other accrued expenses and liabilities                          259
          Total current liabilities                                  330

Other liabilities                                                     50
          Total liabilities                                          380

Shareholders equity
          Capital surplus                                          2,606
          Deficit accumulated during development stage            (2,097)
          Total shareholders' equity                                  509
          Total liabilities and shareholder's equity               $ 889
                             See accompanying notes

                                 Mirabilis Ltd.
                   (an Israeli Development Stage Corporation)
                      Consolidated Statements of Operations
               For the three months ended March 31, 1998 and 1997
                                 (In thousands)
                                   (Unaudited)

                                                3 months           3 months            Period From
                                                 ended              ended       July 29, 1996 ( Inception)
                                             March 31, 1998     March 31, 1997      to March 31, 1998

Revenues                                     $        14        $         -          $        49

Costs and expenses:
       Operating expenses                            244                 33                  759
       Development costs                             256                 50                  827
       General and administrative                    204                 14                  551
           Total costs and expenses                  704                 97                2,137

Loss from operations                                (690)               (97)              (2,088)

Other income (loss), net                               3                  1                   (6)

Loss before provision
   for income taxes                                 (687)               (96)              (2,094)

Provision for income taxes                            (3)                 -                   (3)

Net Loss                                     $      (690)       $       (96)         $    (2,097)

Accumulated loss at the beginning of
the period                                        (1,407)               (67)                    -
Loss for the period                                 (690)               (96)              (2,097)
Accumulated loss at the end of the period    $    (2,097)       $      (163)         $    (2,097)
                             See accompanying notes

                                 Mirabilis Ltd.
                   (an Israeli Development Stage Corporation)
                      Consolidated  Statements of Cash Flow For the three months ended March 31, 1998 and 1997
                                 (In thousands)
                                   (Unaudited)

                                                          3 months            3 months                 Period From
                                                            ended               ended           July 29, 1996 ( Inception)
                                                       March 31, 1998       March 31, 1997          to March 31, 1998

Cash flows from operating activities:
    Net Loss                                             $     (690)          $       (96)          $          (2,097)
    Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                 65                     3                         159
    Liability for employee rights upon termination                6                     7                          50
    Impairment in value of property and equipment                28                     -                          28
      Changes in operating assets and liabilities
        Accounts receivable                                      23                    (5)                       (32)
        Operating liabilities                                    53                    31                         335
          Net cash used in operating activities                (515)                  (60)                    (1,557)

Cash flows from investing activities:
    Purchases of property and equipment                        (234)                  (19)                      (860)
         Net cash used in investing activities                 (234)                  (19)                      (860)

Cash flows from financing activities:
    Issuance of share capital                                   787                   124                       2,606
      Net cash provided by financing activities                 787                   124                       2,606

Net increase in cash and cash equivalents                        38                    45                         189
Cash and cash equivalents at beginning of period                151                     3                           -

Cash and cash equivalents at end of period               $      189           $        48          $              189
                             See accompanying notes

                                 Mirabilis Ltd.
                   (an Israeli Development Stage Corporation)
              Notes to Unaudited Consolidated Financial Statements
                             March 31, 1998 and 1997

1. The consolidated financial statements include the accounts of Mirabilis Ltd. without audit. Pursuant to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in connection with the audited financial statements and notes thereto included in the Form 8-K/A filing filed with the Securities and Exchange Commission on August 21, 1998.

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

2. The Company was in a development stage through June 5, 1998, its efforts having been principally devoted to raising capital and developing the ICQ technology. The Company has not derived significant revenue from its operating activities.

3.   Subsequent Event

     On June 5, 1998, America Online, Inc. acquired all of the assets and selected liabilities of the Company in a transaction accounted for under the purchase method of accounting.

                                 MIRABILIS LTD.
                (An Israeli Corporation in the Development Stage)
                        CONSOLIDATED FINANCIAL STATEMENTS
                               1997 ANNUAL REPORT

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                        CONSOLIDATED FINANCIAL STATEMENTS
                               1997 ANNUAL REPORT

                                TABLE OF CONTENTS

                                                                     Page
REPORT OF INDEPENDENT AUDITORS                                       2-3
FINANCIAL STATEMENTS - IN U.S. DOLLARS ($):
    Balance sheets                                                    4
    Statements of operations                                          5
    Statements of changes in shareholders' equity
       (capital deficiency)                                           6
    Statements of cash flows                                          7
    Notes to financial statements                                    8-15

                         REPORT OF INDEPENDENT AUDITORS

To the shareholders of MIRABILIS LTD.

We have audited the consolidated balance sheets of Mirabilis Ltd. (an Israeli corporation; hereafter the Company) and its subsidiary as of December 31, 1997 and 1996 and the related statements of operations, changes in shareholders' equity (capital deficiency) and cash flows for the year ended December 31, 1997, for the period from July 29, 1996 (date of incorporation) to December 31, 1996 and for the period from July 29, 1996 to December 31, 1997. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, either due to error or to intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a fair basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 1997 and 1996 and their results of operations, changes in shareholders' equity (capital deficiency) and their cash flows for the year ended December 31, 1997, for the period from July 29, 1996 to December 31, 1996 and for the period from July 29, 1996 to December 31, 1997, in conformity with generally accepted accounting principles ("GAAP") in Israel (as applicable to these financial statements, Israeli GAAP and U.S. GAAP are practically identical in all material respects, see also note 6a).

Without qualifying our opinion, we draw attention to the Company's being in the development stage through June 5, 1998, as described in note 1. On that date, the Company sold all of its assets and on June 14, 1998 it entered into voluntary winding-up procedures.
                                                 /s/Kesselman & Kesselman
Tel-Aviv, Israel
    May 27, 1998,
    except for notes 1 and 8, for which the date is
    August 17, 1998

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                           CONSOLIDATED BALANCE SHEETS
                                 IN U.S. DOLLARS

                                                                                 December 31
                                                                             1997          1996
                                     A s s e t s

CURRENT ASSETS:
    Cash and cash equivalents                                               150,855        3,377
    Accounts receivable:
       Trade                                                                 41,850
       Other (note 3)                                                        12,998          259
          T o t a l  current assets                                         205,703        3,636

FIXED ASSETS (note 4):
    Cost                                                                    670,873        4,707
    L e s s - accumulated depreciation                                       93,760          171
                                                                            577,113        4,536
           T o t a l  assets                                                782,816        8,172

                     Liabilities and shareholders' equity
                         (net of capital deficiency)

CURRENT LIABILITIES
    Accounts payable and accruals:
       Trade                                                                 74,482
       Other - (note 5)                                                     253,050       24,381
           T o t a l  current liabilities                                   327,532       24,381
LIABILITY FOR EMPLOYEE RIGHTS
    UPON RETIREMENT (note 6)                                                 43,835          438
COMMITMENTS (note 7)
           T o t a l  liabilities                                           371,367       24,819
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
    (note 8):
    Share capital:
       Ordinary shares of NIS 0.01 par value  (December  31, 1997:  authorized -
           12,130,000  shares;  issued -  11,774,599  shares;  paid  -11,586,185
           shares)                                                           33,954
       Ordinary shares of NIS 1 par value (December 31, 1996:
           authorized - 31,300 shares; issued and paid - 1,000 shares)                       314
    Premium on shares                                                     1,785,100       49,961
    Deficit accumulated during the
       development stage                                                 (1,407,605)     (66,922)
          T o t a l  shareholders' equity (capital deficiency)              411,449      (16,647)
           T o t a l  liabilities and shareholders' equity (net of capital
              deficiency)                                                   782,816        8,172

                            -------------------------------
                                                            )
                                                            )
                            -------------------------------

    The accompanying notes are an integral part of the financial statements.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 IN U.S. DOLLARS

                                                                            Period from            Period from
                                                    Year ended           July 29, 1996* to      July 29, 1996* to
                                                  December 31, 1997      December 31, 1996      December 31, 1997

COSTS AND EXPENSES:
    Development costs (note 9a)                      563,387                  8,148                  571,535
    Operating expenses (note 9b)                     473,740                 41,516                  515,256
    General and administrative
       expenses (note 9c)                            330,701                 16,046                  346,747
                                                   1,367,828                 65,710                1,433,538
L E S S - revenue (note 1b)                           35,000                                          35,000
LOSS FROM OPERATIONS                               1,332,828                 65,710                1,398,538
FINANCIAL EXPENSES - net                               7,855                  1,212                    9,067
LOSS FOR THE PERIOD                                1,340,683                 66,922                1,407,605

                            * Date of incorporation.

    The accompanying notes are an integral part of the financial statements.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                      CONSOLIDATED STATEMENTS OF CHANGES IN
                    SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
                                 IN U.S. DOLLARS

                                                                                           Deficit
                                                                                         accumulated
                                                                                         during the
                                                          Share          Premium         development
                                                         capital        on shares           stage                Total
CHANGES IN THE PERIOD FROM JULY 29,
    1996 (DATE OF INCORPORATION) TO
    DECEMBER 31, 1996:
    Issue of share capital                                  314           *49,961                                 50,275
    Loss                                                                                    (66,922)             (66,922)

BALANCE AT DECEMBER 31, 1996                                314            49,961           (66,922)             (16,647)
CHANGES IN THE YEAR ENDED
    DECEMBER 31, 1997:
    Issue of share capital                               33,640        *1,735,139                              1,768,779

 Loss                                                                                    (1,340,683)          (1,340,683)

BALANCE AT DECEMBER 31, 1997                             33,954         1,785,100        (1,407,605)             411,449

                         * Net of share issue expenses.

    The accompanying notes are an integral part of the financial statements.


                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 IN U.S. DOLLARS

                                                                              Period from               Period from
                                                     Year ended            July 29, 1996* to         July 29, 1996* to
                                                  December 31, 1997        December 31, 1996         December 31, 1997

CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Loss for the period                             (1,340,683)                  (66,922)                (1,407,605)
    Adjustments required to reflect the
       cash flows from operating
    activities:
       Depreciation                                     93,589                       171                     93,760
       Liability for employee rights upon
           retirement                                   43,397                       438                     43,835
       Changes in operating asset and
           liability items:
           Increase in accounts receivable             (54,589)                     (259)                   (54,848)
           Increase in accounts payable                257,363                    24,381                    281,744
                                                       339,760                    24,731                    364,491

    Net cash used in operating activities           (1,000,923)                  (42,191)                (1,043,114)
CASH FLOWS FROM INVESTING
    ACTIVITIES - purchase of fixed assets             (620,378)                   (4,707)                  (625,085)
CASH FLOWS FROM FINANCING
    ACTIVITIES - issue of share capital              1,768,779                    50,275                  1,819,054

INCREASE IN CASH AND CASH
    EQUIVALENTS                                        147,478                     3,377                    150,855

BALANCE OF CASH AND CASH
    EQUIVALENTS AT BEGINNING OF
    PERIOD                                               3,377

BALANCE OF CASH AND CASH
    EQUIVALENTS AT END OF PERIOD                       150,855                     3,377                    150,855

                             * Date of incorporation

    The accompanying notes are an integral part of the financial statements.


                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

          a. Mirabilis Ltd. ("Mirabilis" or the "Company") - an Israeli corporation in the development stage through June 5, 1998, see
                  c. below - was incorporated, and commenced operations, on July 29, 1996. The Company is engaged in the development, dissemination and operation of a revolutionary, user-friendly Internet and Intranet tool - named ICQ - used for on-line, real-time, peer-to-peer communication between users. As from January 1, 1998, the Company's wholly owned subsidiary in the United States - ICQ Networks, Inc. ("ICQ Networks"), which was founded in October 1997 - renders certain technical server hosting services in the United States to the Company.

          b. The Company was in the development stage through date of sale, see c. below, its efforts through December 31, 1997 having been principally devoted to raising capital and development efforts. The Company has not derived significant income from its operating activities. Through December 31, 1997, the Company incurred a loss of $ 1.4 million which was financed by private placements.

          c. On June 5, 1998, the Company sold all its assets (including its investment in the wholly-owned subsidiary) to America Online Inc. group for $ 287 million payable immediately and $ 120 million in three equal annual payments, commencing 2000, contingent upon certain growth performance levels in each year. In addition the Company could receive additional consideration upon the successful public stock offering of the Company business. In a General Extraordinary Meeting of the Shareholders of the Company held on June 14, 1998, it was resolved that the Company shall enter into voluntary winding-up procedures, by the Company's Shareholders, without Court supervision, pursuant to the provisions of the Israeli Companies Ordinance.

          d. On May 27, 1998, the Company published audited consolidated financial statements as of December 31, 1997 and for the period from July 29, 1996 to December 31, 1997. These financial statements include, in addition to the abovementioned financial statements, balance sheet as of December 31, 1996 and statements of operations, changes in shareholders' equity (capital deficiency) and cash flows for each of the period from July 29, 1996 to December 31, 1996 and for the year ended December 31, 1997.


                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

             The significant accounting policies applied on a consistent basis, are as follows:

             a.  General:

                 1)  Functional currency

                     Most of the revenues of the Company are expected to be received outside Israel, in U.S. dollars ("dollars") and most of the fixed assets were purchased in U.S., in dollars. Thus, the functional currency of the Company is the dollar.

                     Transactions and balances originally denominated in dollars are presented at their original amounts. Currency transaction gains and losses arising from non-dollar balances and transactions are included in the determination of net income or loss.

                 2)  Accounting principles

                     The financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in Israel, which, as applicable to these financial statements, are practically identical in all material respect to U.S. GAAP (see also note 6a).

                 3)  Use of estimates in the preparation of financial statements

                     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             b. Principles of consolidation:

                 1) The consolidated  financial  statements include the accounts of the Company and its subsidiary.

                 2) Intercompany balances and transactions have been eliminated.

             c.  Development costs

                  The development costs represent expenses incurred in respect of development of the ICQ software and system (see note 1a). All development costs are charged to operations as incurred.


                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

             d. Fixed assets:

                 1)   These assets are stated at cost.

                 2) The assets are depreciated by the straight-line method, on basis of their estimated useful life.

                      Annual rates of depreciation are as follows:
                                                                          %
               Computers and peripheral equipment                       25-33
                                                                     (mainly 33)
               Furniture and office equipment                            6-15

                      Leaseholds improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

             e.  Cash equivalents

                  The Company and its subsidiary consider all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) to be cash equivalents.

             f.  Revenue recognition

                  Revenue from sale of products is recognized upon fulfillment of all the Company's commitments, according to the sales agreement.

                  Deferred revenue represents amounts received under sales agreements in advance of revenue recognition.

             g.  Deferred taxes

                  Deferred taxes are computed in respect of differences between the amounts presented in these statements and those taken into account for tax purposes, see also note 10d.

NOTE 3 - ACCOUNTS RECEIVABLE - OTHER:

                                                 December 31
                                            1997           1996
                                                U.S. dollars

         VAT refundable                    10,669          259
         Other                              2,329
           Total                           12,998          259


                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 4 - FIXED ASSETS

             Composition of assets, grouped by major classifications, is as follows:

                                                            Cost                               Accumulated depreciation
                                            December 31, 1997  December 31, 1996        December 31, 1997  December 31, 1996
                                                       U.S. dollars                                  U.S. dollars
             Computers and
               peripheral equipment               642,757            4,555                    90,177               170
             Furniture and office
               equipment                           19,651              152                       657                 1
             Leasehold improvements                 8,465                                      2,926
                                                  670,873            4,707                    93,760               171

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUALS - OTHER:

                                                               December 31
                                                          1997           1996
                                  U.S. dollars

Employees and employee institutions                     134,056            426
Accrued expenses                                         35,757          3,528
Provision for vacation and recreation pay                32,240            700
Deferred income                                          23,530
Related parties                                          25,620         19,727
Sundry                                                    1,847
                                                        253,050         24,381

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 6 - EMPLOYEE RIGHTS UPON RETIREMENT:

             a. Israeli law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company's severance pay liability to its employees, based upon the number of years of service and the latest monthly salary, is partly covered by certain insurance policies. Under labor agreements, these insurance policies are, subject to certain limitations, the property of the employees.

                  The amounts accrued and the portion funded by the insurance policies are reflected in the balance sheets as follows:

                            December 31, December 31,
                                    1997 1996
                                  U.S. dollars

                  Employee rights upon retirement       48,554          438
                  Less - amounts funded                  4,719
                  Unfunded balance                      43,835          438

                  The Company may only make withdrawals from the amounts funded by insurance policies for the purpose of paying severance pay.

                  Under the Israeli GAAP, amounts funded by purchase of insurance policies, as above, are deducted from the related severance pay liability. Under U.S. GAAP, the amounts funded should be presented as a long-term investment among the Company's assets.

             b. The severance pay expense in the year ended December 31, 1997 was approximately $ 62,000; $400 in the period from June 29, 1996 to December 31, 1996.

NOTE 7 - COMMITMENTS

             In 1997, the Company entered into two lease agreements for its facilities in Tel-Aviv, for periods ending June 30, 1998. The annual lease fees, computed on the basis of the lease fees as of December 31, 1997, are approximately $ 65,000.

             In April 1998, the Company exercised an option to extend one of the abovementioned lease agreements for one year commencing July 1, 1998. The Company also entered into a new lease agreement for a period ending June 30, 1999. The expected annual lease fees for the year commencing July 1, 1998 are approximately $ 85,000. The Company has an option to extend these leases for one year - until June 30, 2000.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - SHARE CAPITAL:

             a.  Deferred shares

                  On May 28, 1998, 140,000 Ordinary Shares were converted into Deferred Shares.

             b.  Options granted to an employee

                  In April 1997, 250,000 options were granted to an employee under an employment agreement ("the option plan"). The exercise price was set at NIS 0.01 per share. The vesting periods of the options were 6, 12, 18 and 24 months from the date of grant. On May 15, 1998, 25,000 options were exercised to purchase 25,000 ordinary shares and the option plan was cancelled. The monetary equivalent of the balance of 225,000 options was given after December 31, 1997 as a bonus and will be reported as an expense in the financial statements under "salaries and employee benefits".

                  The Company accounts for its option plan using the treatment prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, compensation cost for employee stock option plans is measured using the intrinsic value based method of accounting.

                  In October 1995, the FASB issued Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). This Statement established a fair value based method of accounting for an employee stock option or similar equity instrument and encourages adoption of such method of accounting for stock compensation plans. However, it also allows companies to continue to account for those plans using the accounting treatment prescribed by APB 25.

                  The Company has elected to continue applying the provisions of APB 25. No compensation expense has been charged against income, since the amount thereof is not material. Implementation of the provisions set forth in SFAS 123, relating to awards granted in 1997, would have no material effect on the operating results.

NOTE 9 - STATEMENTS OF OPERATIONS DATA:

             a.  Development costs:

                                                                         Period from                 Period from
                                                  Year ended          July 29, 1996* to           July 29, 1996* to
                                               December 31, 1997       December 31, 1996           December 31, 1997

                                                                          U.S. dollars
    Salaries and employee benefits                502,546                    8,148                       510,694
    Rent and maintenance                           48,448                                                 48,448
    Depreciation                                   12,393                                                 12,393
                                                  563,387                    8,148                       571,535

                            * Date of incorporation.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 9 - STATEMENTS OF OPERATIONS DATA (continued):

                                                                         Period from                 Period from
                                           Year ended                   July 29, 1996* to           July 29, 1996* to
                                         December 31, 1997             December 31, 1996           December 31, 1997

                                                                          U.S. dollars
    b. Operating expenses:

    Salaries and employee benefits                145,161                                              145,161
    Server hosting services                       210,341                   15,009                     225,350
    Travel abroad                                  45,304                   26,336                      71,640
    Depreciation                                   72,934                      171                      73,105

                                                  473,740                   41,516                     515,256

    c. General and administrative expenses:

    Salaries and employee
       benefits                                   151,976                                              151,976
    Rent and maintenance                           23,224                                               23,224
    Postage and
       telecommunication                           12,744                                               12,744
    Travel abroad                                  35,785                    8,987                      44,772
    Professional fees                              59,769                    3,528                      63,297
    Depreciation                                    8,262                                                8,262
    Office supplies and printing                    4,658                                                4,658
    Other                                          34,283                    3,531                      37,814

                                                  330,701                   16,046                     346,747


                            * Date of incorporation.

NOTE 10 - TAXES ON INCOME:

          a. Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 Under this law, results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI. The Company is taxed under this law.

          b. Tax benefits under the Law for the Encouragement of Capital Investments 1959 (hereafter - the Law)

                  The Company has applied to the Investment Centre for "approved enterprise" status under the Law. If granted, the Company will be entitled to various tax benefits in respect of the income derived from its approved enterprise. Such approval has not yet been received.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 - TAXES ON INCOME (continued):

                  Income derived from this approved enterprise, if this status is granted, is tax exempt during the first two years from the year in which the Company first earns taxable income from the approved enterprise and is subject to a reduced tax rate of 25% during the period from the third year until the seventh year, but not beyond the year 2012.

                  In the event of distribution of cash dividends from income which is tax exempt, as above, the Company will have to pay the 25% tax in respect of the amount distributed.

                  If the approved enterprise status is granted, the entitlement to the above benefits will be conditional upon the Company's fulfilling the conditions stipulated by the Law, regulations published thereunder and the instrument of approval. In the event of failure to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, with the addition of interest.

                  As the Company has sold all its assets, as described in note 1, the Company has asked the Investment Centre to cease the procedures regarding issuance of "approved enterprise" status.

             c.  Carryforward tax losses

                  The Company has carryforward tax losses in the amount of approximately $ 927,000, which can be utilized without any time limits. Under the inflationary adjustments law, the carryforward losses are linked to the Israeli CPI.

             d.  Deferred taxes

                  The deferred tax asset (mostly in respect of carryforward losses, see above), computed at a tax rate of 36%, amounted to approximately $ 500,000 at December 31, 1997. A full valuation allowance has been provided against the deferred tax asset because of the Company's lack of earnings history and the uncertainty relating to the utilization of these losses in the foreseeable future.

             e.  Tax status of the subsidiary

                 The subsidiary is taxed under the laws of its country of residence.

             f.  Tax assessments

                 The Company and its subsidiary have not been assessed for tax purposes since incorporation.

                                 MIRABILIS LTD.
          (An Israeli Corporation in the Development Stage, see note 1)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 11 - TRANSACTIONS AND BALANCES WITH RELATED PARTIES (as defined by Opinion 29 of the Institute of Certified Public Accountants in Israel):

             a.   Transactions with related parties

                  Salary costs for the year ended December 31, 1997, in respect of the shareholders employed in the Company, amounted to approximately $ 136,000; period from date of incorporation to December 31, 1996 - $ 8,000; period from date of incorporation to December 31, 1997 - $ 144,000.

             b.   Balances with related parties

                  Current liabilities as of December 31, 1997 include $ 25,620 to related parties; December 31, 1996 - $ 19,727.


                        Pro Forma Financial Information

         On June 5, 1998 America Online, Inc. ("AOL", or the "Company") completed the acquisition of Mirabilis Ltd. ("Mirabilis"), an Israeli private limited company. AOL acquired the assets of Mirabilis, including its ICQ instant communications and chat technology, and assumed certain liabilities and obligations for a purchase price of $287 million in cash and the potential for contingent purchase payments starting in AOL's fiscal year 2001, of up to $120 million over three years subject to the satisfaction of certain specified growth performance standards in each year (the "Transaction").

         The unaudited pro forma combined condensed balance sheet gives effect to the Transaction as if it had been consummated as of March 31, 1998. The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheet of AOL as of March 31, 1998 and the unaudited historical condensed balance sheet of Mirabilis as of March 31, 1998.

          The unaudited pro forma combined statements of operations give effect to the Transaction as if it was consummated at the beginning of the periods presented. The unaudited pro forma combined statement of operations for the nine months ended March 31, 1998 combines the unaudited historical statement of operations of AOL for the nine months ended March 31, 1998 and the unaudited historical statement of operations of Mirabilis for the nine months ended March 31, 1998. The unaudited pro forma combined statement of operations for the year ended June 30, 1997 combines the audited historical statement of operations of AOL for the year ended June 30, 1997 and the unaudited statement of operations of Mirabilis for the twelve months ended June 30, 1997.

          The acquisition is accounted for as a purchase business combination under APB 16, "Business Combinations". For purposes of the Pro Forma Financial Statements, the purchase price is recorded as an investment in ICQ, a wholly owned subsidiary that holds the acquired Mirabilis assets. The Company is currently in discussions with the Securities and Exchange Commission regarding the allocation of the purchase price. When finalized, the Company expects a substantial portion of the purchase price to be allocated to in-process research and development which will be expensed in the Company's quarter ended June 30, 1998. In addition, the Company expects that substantially all of the remaining purchase price will be allocated to intangible assets, which will be amortized over their expected useful lives.

          The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the Transaction had been in effect on the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form
8-K/A. The pro forma information should be read in conjunction with the Company's June 30, 1997 financial statements and notes thereto contained in its Form 10-K dated September 29, 1997.

                              America Online, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                              as of March 31, 1998
                                 (In thousands)
                                   (Unaudited)

                                                                     Historical

                                                                              Mirabilis        Pro Forma          Pro Forma
                                                                  AOL           Ltd           Adjustments         Combined
ASSETS
Current assets:
       Cash, cash equivalents and short-term investments    $   924,312          $ 189       $ (287,000)  1    $   637,501
       Trade and accounts receivable                            159,518             32                -            159,550
       Prepaid expenses and other current assets                 90,538              -                -             90,538
              Total current assets                            1,174,368            221         (287,000)           887,589

Property and equipment, net                                     340,009            668                -            340,677

Other assets:
       Product development cost, net                             84,543              -                -             84,543
       Other assets including available-for-sale securities     328,460              -                -            328,460
       Investment in ICQ Inc.                                         -              -          290,491   2        290,491
       Goodwill and other intangible assets                     118,190              -                -            118,190
       Deferred income taxes                                     78,806              -                -             78,806
Total Assets                                                $ 2,124,376          $ 889       $    3,491        $ 2,128,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Trade accounts payable                               $    84,294          $  71       $        -        $    84,365
       Other accrued expenses and liabilities                   468,559            259            4,000   1        472,818
       Deferred network services credit                          76,218              -                -             76,218
       Deferred revenue                                         227,380              -                -            227,380
              Total current liabilities                         856,451            330            4,000            860,781

Notes payable                                                   374,773              -                -            374,773
Deferred income taxes                                            78,806              -                -             78,806
Deferred revenue                                                 72,499              -                -             72,499
Deferred network services credit                                292,169              -                -            292,169
Other liabilities                                                 1,125             50                -              1,175
              Total Liabilities                               1,675,823            380            4,000          1,680,203

              Total stockholders' equity                        448,553            509             (509)           448,553
                                                            $ 2,124,376          $ 889       $    3,491        $ 2,128,756
                             See accompanying notes

                              America Online, Inc.
                   Pro Forma Combined Statement of Operations
                 For the nine month period ended March 31, 1998 ( In  thousands, except per share data)
                                   (Unaudited)


                                                                  Historical

                                                                            Mirabilis         Pro Forma         Pro Forma
                                                             AOL               Ltd           Adjustments         Combined

Revenues                                               $ 1,807,274         $     49           $     -        $  1,807,323
Costs and expenses:
       Cost of revenues                                  1,170,742              590                 -           1,171,332
       Marketing                                           278,810                -                 -             278,810
       Product development                                  66,751              684                 -              67,435
       General and administrative                          164,509              455                 -             164,964
       Amortization of goodwill                              8,064                -                 -               8,064
       Restructuring charge                                 33,796                -                 -              33,796
       Acquired research and development                     9,700                -                 -               9,700
       Settlement charge                                    (1,009)               -                 -              (1,009)
           Total costs and expenses                      1,731,363            1,729                 -           1,733,092

Income (loss) from operations                               75,911           (1,680)                -              74,231

Other income, net                                            8,832               (1)           (12,915) 3          (4,084)

Income (loss) before provision
   for income taxes                                         84,743           (1,681)           (12,915)            70,147

Provision for income taxes                                       -               (3)                 -                 (3)

Net income (loss)                                      $    84,743         $ (1,684)          $(12,915)      $     70,144

Net income per common share - diluted                       $ 0.35               -                   -             $ 0.29

Net income per common share - basic                         $ 0.41               -                   -             $ 0.34

Weighted average shares outstanding - diluted              243,109               -                   -            243,109

Weighted average shares outstanding - basic                208,793               -                   -            208,793
                             See accompanying notes

                              America Online, Inc.
                   Pro Forma Combined Statement of Operations
                            Year Ended June 30, 1997
                     ( In thousands, except per share data)
                                   (Unaudited)

                                                                      Historical

                                                                                   Mirabilis         Pro Forma          Pro Forma
                                                                 AOL                 Ltd            Adjustments          Combined

Revenues                                                     $ 1,685,228             $ -           $       -           $ 1,685,228

Costs and expenses:
       Cost of revenues                                        1,074,051             169                   -             1,074,220
       Marketing
        Marketing                                                421,866               -                   -               421,866
        Write off of deferred subscriber acquisition cost        385,221               -                   -               385,221
       Product development                                        79,145             143                   -                79,288
       General and administrative                                126,705              95                   -               126,800
       Amortization of goodwill                                    6,549               -                   -                 6,549
       Restructuring charge                                       48,627               -                   -                48,627
       Acquired research and development                               -               -                   -                     -
       Contract termination charge                                24,506               -                   -                24,506
       Settlement charge                                          24,204               -                   -                24,204
           Total costs and expenses                            2,190,874             407                   -             2,191,281

Loss from operations                                            (505,646)           (407)                  -              (506,053)

Other income, net                                                  6,299              (6)            (17,220) 3            (10,927)

Loss before provision
   for income taxes                                             (499,347)           (413)            (17,220)             (516,980)

Provision for income taxes                                             -               -                   -                     -

Net  loss                                                     $ (499,347)         $ (413)          $ (17,220)             (516,980)

Net loss per common share - diluted                              $ (2.61)              -                   -           $     (2.70)

Net loss per common share - basic                                $ (2.61)              -                   -           $     (2.70)

Weighted average shares outstanding - diluted                    191,214               -                   -               191,214

Weighted average shares outstanding - basic                      191,214               -                   -               191,214
                             See accompanying notes

                          Notes to Unaudited Pro Forma
                             Financial Statements

Pro Forma adjustments to reflect the acquisition of Mirabilis, Ltd. give effect to the following:

1. To record the payment of $287 million for the assets and selected liabilities of Mirabilis and other purchase accounting adjustments.

2. The Company is in the process of finalizing the allocation of purchase price for the acquisition of Mirabilis. The Company is currently in discussions with the Securities and Exchange Commission regarding this allocation. When finalized, the Company expects a substantial portion of the purchase price to be allocated to in process research and development which will be expensed in the Company's quarter ended June 30, 1998. In addition, substantially all of the remaining purchase price will be allocated to intangible assets, which will be amortized over their expected useful lives. The amortization of these intangibles has not been included in the Pro Forma Financial Statements.

3. To record the forgone interest income from the cash utilized to purchase Mirabilis.

4. Certain amounts in the pro forma combined statement of operations for the year ended June 30, 1997 have been reclassified to conform to current year presentation. On March 16, 1998 the Company effected a two-for-one stock split of the outstanding shares of common stock that was effected by dividending on additional share for each share owned as of the record date, February 23, 1998. Accordingly, all data shown in the accompanying unaudited pro forma combined financial statements has been adjusted to effect the stock split.
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    AMERICA ONLINE, INC.



Date: August 21, 1998                By:/s/J. Michael Kelly
                                       J. Michael Kelly
                                       Senior Vice President, Chief Financial
                                       Officer, Chief Accounting Officer,
                                       Treasurer and Assistant Secretary


                                  EXHIBIT INDEX

Exhibit
Number      Description

 23         Consent of Kesselman & Kesselman

 99.2 Letter of Kesselman & Kesselman regarding accounting standards